Exhibit 99.1

Innovative Eyewear, Inc. and IngenioSpec LLC

Announce License Agreement

January 5, 2024 — Innovative Eyewear, Inc. (“Innovative Eyewear” or the “Company”) (NASDAQ: LUCY; LUCYW), the developer and seller of smart eyewear and IngenioSpec LLC a developer of smart eyewear are pleased to announce a license agreement and settlement covering multiple IngenioSpec smart eyewear patents (IP).

Harrison Gross, CEO of Innovative Eyewear, said “We are pleased to have entered into a license agreement with IngenioSpec. This multi-year. non-exclusive license includes patents directed to a wide variety of smart eyewear features which we may include in our future products. We believe the combination of this IP with Innovative Eyewear’s current portfolio of 63 owned and exclusively licensed patents and applications, provides a potential competitive advantage for us in the smart eyewear marketplace.”

About Innovative Eyewear, Inc.

Innovative Eyewear is a developer of cutting-edge ChatGPT enabled smart eyewear, under the Lucyd®, Nautica®, Eddie Bauer® and Reebok® brands. True to our mission to Upgrade Your Eyewear®, our Bluetooth audio glasses allow users to stay safely and ergonomically connected to their digital lives and are offered in hundreds of frame and lens combinations to meet the needs of the optical market. To learn more and explore our continuously evolving collection of smart eyewear, please visit www.lucyd.co.

Forward Looking Statements

This press release contains certain forward-looking statements, including those relating to the license agreement and any dispute resolution. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K under the caption “Risk Factors.”

Investor Relations Contacts:

Innovative Eyewear Inc.

Scott Powell

Skyline Corporate Communications Group, LLC

Office: +1 (646) 893-5835

Email: scott@skylineccg.com

IngenioSpec LLC

Angela Nijim

info@ingeniospec.com